UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38306 (Commission File Number)	82-2755287 (I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 14, 2018, Leisure Acquisition Corp. (the “Company”) held its 2018 Annual Meeting of Stockholders. Set forth below are the final voting results for each of the proposals.

Proposal No. 1 – Election of Director

The election of Marc J. Falcone as a Class I director on the Company’s Board of Directors until the 2021 Annual Meeting of Stockholders or until his successor is elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Marc J. Falcone	12,133,419	2,627,795	3,497,880

 Proposal No. 2 –Ratification of the Appointment of the Independent Registered Public Accounting Firm

Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
17,465,523	13,542	780,029	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leisure Acquisition Corp.

Date: December 14, 2018	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director